[Form]

                               STATE OF MARYLAND

                              STATE DEPARTMENT OF
                            ASSESSMENTS AND TAXATION
               301 West Preston Street, Baltimore, Maryland 21201


                                                        DATE: SEPTEMBER 26, 1996


          THIS IS TO ADVISE YOU THAT THE AMENDED ARTICLES OF INCORPORATION WITH A NAME CHANGE FOR SUMMIT REALTY, INC. CHANGING TO AEGIS REALTY, INC. WERE RECEIVED AND APPROVED FOR RECORD ON SEPTEMBER 26, 1996 AT 3:01 P.M.


FEE PAID: 78.00

[SEAL OF THE STATE OF MARYLAND]            WILLIAM B MARKER
                                           CHARTER SPECIALIST

                       AMENDED ARTICLES OF INCORPORATION
                                       OF
                               SUMMIT REALTY, INC.
                               -------------------


THIS IS TO CERTIFY THAT:

          FIRST: The undersigned, Tracy A. Bacigalupo, whose address is 19th Floor, 300 East Lombard Street, Baltimore, Maryland 21202, being at least eighteen (18) years of age, being the sole incorporator of Summit Realty, Inc. and acting in that capacity prior to the organization meeting of the Board of Directors of the Corporation (as hereinafter defined), hereby adopts Amended Articles of Incorporation of Summit Realty, Inc., a corporation formed under the general laws of the State of Maryland.

          SECOND: The name of the corporation (which is hereinafter called the "Corporation") is:

                               Aegis Realty, Inc.

          THIRD: The Corporation is formed for the purpose of carrying on any lawful business.

          FOURTH: The address of the principal office of the Corporation in this State is c/o Ballard Spahr Andrews & Ingersoll, 300 East Lombard Street, Baltimore, Maryland 21202, Attention: James J. Hanks, Jr.

          FIFTH: The name of the resident agent of the Corporation is James J. Hanks, Jr., c/o Ballard Spahr Andrews & Ingersoll, 300 East Lombard Street, Baltimore, Maryland 21202. The resident agent is a citizen of and resides in the State of Maryland.

          SIXTH: The total number of shares of stock which the Corporation has authority to issue is 1,000 shares, $.01 par value per share, all of one class. The aggregate par value of all authorized shares having a par value is Ten Dollars ($10.00).

          SEVENTH: The Corporation shall have a board of one (1) director unless the number is increased or decreased in accordance with the Bylaws of the Corporation. However, the number of directors shall never be less than the minimum number required by the Maryland General Corporation Law. The initial director is:

                                 Stuart Boesky


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                               STATE OF MARYLAND
                               -----------------

I hereby certify that this is a true and complete copy of the _3_ page document on file in this office. DATED: _9-26-96_

                  STATE DEPARTMENT OF ASSESSMENTS AND TAXATION

BY: /s/ Leah Harmon Curry            , Custodian
    --------------------------------
This stamp replaces our previous certification system. Effective: 6/95

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


          EIGHTH: (a) The Corporation reserves the right to make any amendment of the charter, now or hereafter authorized by law, including any amendment which alters the contract rights, as expressly set forth in the charter, of any shares of outstanding stock.

                  (b) The Board of Directors of the Corporation may authorize the issuance from time to time of shares of its stock of any class, whether now or hereafter authorized, or securities convertible into shares of its stock of any class, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable, subject to such restrictions or limitations, if any, as may be set forth in the Bylaws of the Corporation.

                  (c) The Board of Directors of the Corporation may, by articles supplementary, classify or reclassify any unissued stock from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of the stock.

          NINTH: No holder of shares of stock of any class shall have any preemptive right to subscribe to or purchase any additional shares of any class, or any bonds or convertible securities of any nature; provided, however, that the Board of Directors may, in authorizing the issuance of shares of stock of any class, confer any preemptive right that the Board of Directors may deem advisable in connection with such issuance.

          TENTH: To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers, no director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages. Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the charter or Bylaws inconsistent with this Article, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

          IN WITNESS WHEREOF, I have signed these Amended Articles of Incorporation, and I acknowledge the same to be my act on this 25th day of September, 1996.


                                      /s/ Tracy A. Bacigalupo
                                      -----------------------
                                          Tracy A. Bacigalupo


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